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                                                                   EXHIBIT (21)


                             WALL STREET DELI, INC.
                                AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                             Percentage
                                                            State of                          of Voting
                                                          Incorporation                      Securities
                                                                                                  Owned
-----------------------------------------------           --------------                     ----------
Sandwich Chef of Alabama, Inc.                               Alabama                               100%
Downtown Food Service, Inc.                                 Tennessee                              100%
Sandwich Chef of Colorado, Inc.                             Colorado                               100%
Sandwich Chef of Texas, Inc.                                  Texas                                100%(a)
Sandwich Chef of D.C., Inc.                                 Delaware                               100%
Sandwich Chef of Illinois, Inc.                             Illinois                               100%
Sandwich Chef of Louisiana, Inc.                            Louisiana                              100%



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(a)   Wholly-owned subsidiary of Sandwich Chef of Colorado, Inc.



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